UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 7, 2014

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2014, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a fifth amendment to its current five-year $125 million revolving secured senior credit facility, as amended, that was initially established on October 24, 2012 (the “2012 Credit Facility”) with Wells Fargo Bank, National Association as the agent and lender (“Wells Fargo”) and Fifth-Third Bank (“Fifth-Third”), as participant. The fifth amendment expanded the 2012 Credit Facility to $165 million and added Key Bank as a participant.

The foregoing description of the fifth amendment to the 2012 Credit Facility with Wells Fargo is qualified in its entirety by the actual agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference into this Report.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the 2012 Credit Facility is incorporated herein by reference into this Section 2.03 of this Report.

Item 7.01	Regulation FD Disclosure.

On November 10, 2014, the Company issued a press release (the “Press Release”) announcing the completion of the acquisition of the business and certain assets of Bremen, Indiana-based Charleston, a manufacturer of fiberglass and plastic components primarily used in the recreational vehicle, marine, and vehicle aftermarket industries. The net purchase price for Charleston of approximately $9.6 million was funded under the Company’s 2012 Credit Facility prior to entering into the fifth amendment to the 2012 Credit Facility as referenced under Item 1.01 of this Report, and included the acquisition of accounts receivable, inventory, prepaid expenses, buildings, and machinery and equipment. Charleston has projected 2014 annual revenues of approximately $20 million. Patrick will continue to operate the business on a stand-alone basis under the Charleston brand name in their existing facilities. The Company expects the acquisition to be accretive to 2015 net income per share.

In addition, the Press Release contained the information set forth under Item 1.01 of this Report.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

A cautionary note about Forward-Looking Statements: The information referenced in this Current Report contains certain statements related to future results, or states the Company’s intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 10.1 – Fifth Amendment, dated November 7, 2014, to the Credit Agreement, dated as of October 24, 2012, between Patrick Industries, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 99.1 - Press Release issued November 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: November 12, 2014	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer

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